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                                                                 Exhibit 23.1(a)




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" to the use of our report dated January 9, 1998, except for the 1998 stock split as described in Note 2 and subsequent event in Note 16, as to which the dates are February 11, 1998 and May 15, 1998, respectively, with respect to the consolidated financial statements and schedule of SLI, Inc. (formerly Chicago Miniature Lamp, Inc.) and to the use of our report dated March 20, 1998 with respect to the consolidated financial statements of Sylvania Lighting International B.V., included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of SLI, Inc. (formerly Chicago Miniature Lamp, Inc.) for the registration of 12,506,250 shares of its common stock.



                                       /s/  Ernst & Young LLP

Chicago, Illinois
May 18, 1998